UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2018

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2018, Toll Brothers, Inc. (the “Registrant”), its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower”), and certain of the Registrant’s other Subsidiaries entered into Amendment No. 3 (the “Amendment”) to the Borrower’s existing senior unsecured term loan credit agreement dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, Amendment No. 2, dated as of August 2, 2016, and the Amendment) (the “Term Loan Agreement”), among the Registrant, the Borrower, the lenders party thereto (the “Term Lenders”) and SunTrust Bank, as Administrative Agent, to, among other things, (i) increase the size of the outstanding term loans from $500 million to $800 million, (ii) extend the maturity date from August 2, 2021 to November 1, 2023, with no principal payments being required before the maturity date, (iii) provide for an additional term loan feature under which the Borrower may, subject to certain conditions set forth in the Term Loan Agreement, request additional term loans, provided that the aggregate principal amount of outstanding term loans, including the term loans borrowed on November 1, 2018, shall not exceed $1.0 billion and no lender is obligated to provide such additional term loans, (iv) revise certain provisions to reduce the interest rate applicable on outstanding borrowings, (v) modify certain provisions relating to existing financial maintenance and negative covenants, and (vi) permit the maturity date of the term loan facility to be extended under certain circumstances, provided that no Lender is obligated to extend its maturity date.

The incremental proceeds of $300 million are intended to be used by the Borrower, the Registrant and the other Subsidiaries of the Registrant for general business purposes, including repayment of outstanding indebtedness.

The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors under the Term Loan Agreement.

A copy of the Amendment (including the attached Credit Agreement) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment filed herewith. A copy of the Term Loan Agreement was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2014; and a copy of Amendment No. 1 was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2016. The descriptions of the Term Loan Agreement and the amendments thereto in such Forms 8-K are incorporated by reference into this Item 1.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d). Exhibits

The following Exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Item

10.1	Amendment No. 3, dated as of November 1, 2018, to the Credit Agreement, dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, and Amendment No. 2, dated as of August 2, 2016), among First Huntingdon Finance Corp., Toll Brothers, Inc., the Subsidiaries of Toll Brothers, Inc. party thereto, the Lenders party thereto and SunTrust Bank, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 2, 2018	By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President,
and Chief Accounting Officer